UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

June 27, 2006 (June 21, 2006)
Date of Report (Date of earliest event reported)

VINEYARD NATIONAL BANCORP
(Exact name of registrant as specified in its charter)

California	000-20862	33-0309110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1260 Corona Pointe Court, Corona, California	92879
(Address of principal executive offices)	(Zip Code)

(951) 271-4232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	1.01. Entry into a Material Definitive Agreement.

On June 21, 2006, Vineyard National Bancorp (the "Company") and its wholly-owned subsidiary Vineyard Bank (the "Bank") issued a revised Change of Control Agreement (the "Agreement") to Tina Sandoval, Senior Vice President and Chief Culture Officer.

Under the terms of the Agreement, which has an effective date of June 21, 2006, Ms. Sandoval would be entitled to the following after a change in control of the Company or the Bank: (i) a lump sum payment equal to two years of annual compensation; (ii) the average of the two most recent annual incentive bonuses paid prior to the change in control; (iii) a payment equal to the cost of continuation coverage under the Bank’s group health plans for a 12-month period; and (iv) full and immediate vesting of any outstanding restricted stock or stock option awards granted by the Company.

The foregoing summary of the Agreement is subject to, and qualified in its entirety by the Agreement, a copy of which is filed with this report as Exhibit 10.1 and is incorporated herein by reference.

Item	9.01. Financial Statements and Exhibits

(a)    Not applicable
(b)    Not applicable
(c)    Not applicable
(d)    The following exhibit is included with this Report:

        Exhibit 10.1 Change of Control Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VINEYARD NATIONAL BANCORP

Date: June 27, 2006	By:	/s/ Gordon Fong
Gordon Fong
Executive Vice President and Chief Financial Officer